Exhibit 10.2

THIS LOAN AGREEMENT (executed as a deed) is made on 28th September 2014

BETWEEN

(1)	Ace Keen Limited, a Company incorporated in Samoa, with address Unit 2805-07, Paul Y. Center, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (hereinafter referred to as "the Lender")

and

(2)	Moxian (Hong Kong) Limited, a company incorporated in Hong Kong, with office address Rm 2807,28/F, Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong . (hereinafter referred to as "the Borrower").

(hereinafter together referred to as "the Parties")

1.	RECITALS

1.1	The Lender lent the Borrower the Loan in various tranches over the course from January 2014 to September 2014 in contemplation of and upon prior agreement to the terms and conditions contained in this Agreement and at the express request of the Borrower.

1.2	The Borrower has agreed to repay the Loan and interest accrued on the Loan in accordance with the terms of this Agreement.

1.3	In consideration of the Lender continuing to make the Loan available to the Borrower, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree to the terms and conditions set out in this Agreement.

2.	DEFINITIONS

The following words shall have the meanings set opposite them, except where the context otherwise requires:

"Default Interest"	fixed interest rate of 0% per month from the date of the occurrence of an Event of Default.

"Event of Default"	any of the events referred to in paragraph 5

"Interest Sum"	fixed interest rate on the Loan at the rate of 0% per month from the date of this Agreement until repayment

"Loan"	the aggregate sum of Hong Kong Dollars 4,742,258.00 lent to the Borrower by the Lender

"Maturity Date"	6 months from the date of this Agreement

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3.	THE LOAN AND PROFIT SHARE

Loan Payment

3.1	The Lender lent the Loan to the Borrower and the Borrower acknowledges receipt of the same.

Repayment of the Loan

3.2	The Borrower shall repay the Loan to the Lender in full together with the Interest Sum accrued on or before the Maturity Date.

3.3	The Borrower is entitled to make repayment of the Loan before the Maturity Date.

3.4	The Parties may by mutual consent in writing extend the Maturity Date.

3.5	All payments by the Borrower under this Agreement shall so far as the law permits be made in full without any deduction or withholding (whether in respect of a set off, counterclaim, duties, tax, charges, levies or otherwise howsoever).

4.	EVENTS OF DEFAULT

4.1	The Loan shall be immediately due and repayable to the Lender by the Borrower together with the Interest Sum accrued and any other liabilities, and Default Interest shall be payable on the same by the Borrower from the date of occurrence of any of the events of default as described below:

a.	if the Borrower shall fail to pay on the due date any amount due hereunder;

b.	if the Borrower shall fail to observe or comply with any of the covenants, conditions, obligations, agreements and stipulations herein contained;

c.	if the Borrower shall become bankrupt or enter or seek to enter in any other form of composition or arrangement with its creditors whether in whole or in part; or

d.	a petition is presented for bankruptcy of the Borrower.

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5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKING

5.1	The Borrower represents, warrants and undertakes to the Lender that:

(a)	he is an individual and is not involved in any court and bankruptcy proceedings as of the date of this Agreement; and

(b)	this Agreement constitutes legal, valid and binding obligations which shall be enforceable to the maximum extent permitted by the law.

6.	NO JOINT VENTURE OR PARTNERSHIP

6.1	Nothing in this Agreement shall create a partnership or joint venture between the Parties hereto and save as expressly provided in this Agreement neither party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other party hereto.

7.	MISCELLANEOUS

7.1	No waiver, alteration, variation or addition to this Agreement shall be effective unless made in writing on or after the date of signature of this Agreement by the Parties and accepted by an authorised signatory of the Parties.

7.2	All notices, documents, consents, approvals or other communications (a 'Notice') to be given hereunder shall be in writing and shall be transmitted by registered or recorded delivery mail or courier or personal delivery to the party being served at the relevant address for that party shown at the head of this Agreement. Any Notice sent by mail or courier shall be deemed to have been duly served three working days after the date of posting or dispatch.

7.3	The headings in this Agreement shall not affect its interpretation.

7.4	Throughout this Agreement, whenever required by the context, the use of the singular number shall be construed to include the plural, and the use of the plural the singular, and the use of any gender shall include all genders.

7.5	Reference in this Agreement to a clause or Schedule is to a clause or Schedule of this Agreement.

7.6	If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected.

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7.7	The waiver or forbearance or failure of a party in insisting in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of that party's rights to future performance of such provision and the other party's obligations in respect of such future performance shall continue in full force and effect.

7.8	This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the Parties relating to the subject matter hereof.

7.9	The Borrower hereby acknowledges that he has obtained independent legal advice on all and every aspect of this Agreement.

7.10	Time shall be of the essence of this Agreement.

8.	APPLICABLE LAW

8.1	This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

8.2	Any disputes arising from this Agreement shall be determined according to the exclusive jurisdiction of the Hong Kong Courts.

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IN WITNESS WHEREOF the parties hereto have signed, sealed, delivered and executed this Agreement to a Deed of the date first written above.